UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

THE ACTIVE NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35187	33-0884962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10182 Telesis Court San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 964-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 1, 2013, The Active Network, Inc. (the “Company”) issued a news release (the “News Release”) announcing selected preliminary results for the first quarter of 2013, including total net revenue, Adjusted EBITDA and net loss. The Company also included a reconciliation of net loss to Adjusted EBITDA in accordance with Regulation G. The Company intends to release its full results for the first quarter after market close on May 2, 2013.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective April 30, 2013, Matthew Landa, the Company’s principal executive officer, resigned from his position as Chief Executive Officer and David Alberga, a named executive officer, resigned from his position as Executive Chairman of the Company and Chairman of the Board of Directors (the “Board”). Messrs. Landa and Alberga will both remain members of the Board; their terms expire at the Company’s Annual Meetings of Stockholders in 2013 and 2014, respectively.

(c) The Board of Directors of the Company has appointed Jon Belmonte as interim Chief Executive Officer, effective April 30, 2013. Mr. Belmonte will serve in such position for an initial term of eight months or until such time that a new Chief Executive Officer is appointed by the Board. The Board has also agreed to nominate Mr. Belmonte to serve as a Class II director of the Board, with a term expiring at the 2013 annual meeting of stockholders. Mr. Belmonte will stand for election by the Company’s stockholders at the 2013 annual meeting of stockholders.

Jon Belmonte, 45, has served as Principal of Cedar Ridge Ventures, a private investment firm, since January 2012. He previously served as the Company’s Chief Media Officer from February 2011 until December 2011 and as the Company’s Chief Operating Officer from April 2000 to February 2011. From April 1999 until April 2000, Mr. Belmonte was a co-founder and vice president of strategy and business development of LeagueLink, a web-based service for administering recreational sports leagues. The Company acquired LeagueLink in April 2000. Prior to joining LeagueLink, Mr. Belmonte worked as a strategy consultant for Boston Consulting Group, a global management consulting company. Mr. Belmonte serves on the board of directors of two private companies. Mr. Belmonte earned a B.S.E. from University of Pennsylvania’s Wharton School of Business and an M.B.A. from Northwestern University, Kellogg School of Management.

Mr. Belmonte has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There has been no transaction since the beginning of the Company’s last fiscal year, and there is no currently proposed transaction, in excess of $120,000 in which the Company is or was a participant and in which Mr. Belmonte or any of his immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest.

In connection with Mr. Belmonte’s appointment as interim Chief Executive Officer, the Company and Mr. Belmonte have entered into an employment agreement effective April 30, 2013, a copy of which is attached as Exhibit 10.50 to this Current Report on Form 8-K and incorporated herein by reference.

Pursuant to the employment agreement, the Company has agreed to pay Mr. Belmonte a monthly salary of $30,000. Under the eight month term of the employment agreement, in the event Mr. Belmonte’s employment is terminated without cause (as defined in the employment agreement), Mr. Belmonte shall be entitled to receive the following: (a) a severance payment equivalent to the greater of (i) one month of base salary, or (ii) base salary through the remainder of the term of the agreement, payable in a lump sum 60 days following the termination date; (b) acceleration of his unvested options and restricted stock units, and (c) payment by Company of the premiums required to continue his group health care coverage for a period that is the greater of (i) one month, or (ii) the period through the end of the term of the agreement, provided among other things Mr. Belmonte does not become eligible for health coverage through another employer during this period. The Board also granted Mr. Belmonte options to purchase 100,000 shares of the Company’s common stock and issued him 134,000 restricted stock units. The options vest in full on the eight-month anniversary of the grant date and the restricted stock units vest in equal monthly installments over the eight month term beginning on the one month anniversary of the grant date. The options and restricted stock units may be accelerated upon a termination without cause as specified above. The options have an exercise price equal to the closing market price of the Company’s common stock on April 30, 2013. The options and the restricted stock units were issued under the Company’s 2011 Executive Incentive Plan and in the forms previously approved by the Board, and filed with the SEC.

(e) The Company intends to negotiate individual separation agreements with Messrs. Landa and Alberga.

Item 8.01 Other Events.

On May 1, 2013, the Company issued a press release announcing the resignations of Messrs. Landa and Alberga and the appointment of Mr. Belmonte. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference (other than the financial information in the press release disclosed pursuant to Item 2.02 above, which is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.50#	Executive Employment Agreement, dated April 30, 2013, by and between The Active Network, Inc. and Jon Belmonte.

99.1	Press Release, dated May 1, 2013.

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ACTIVE NETWORK, INC.

Date: May 1, 2013	/s/ Scott Mendel
Scott Mendel
Chief Financial Officer (principal financial and accounting officer)

Exhibit Index

Exhibit No.	Description

10.50#	Executive Employment Agreement, dated April 30, 2013, by and between The Active Network, Inc. and Jon Belmonte.

99.1	Press Release, dated May 1, 2013.

#	Indicates management contract or compensatory plan.